Exhibit 23

Consent of Independent Registered Public Accounting Firm

Board of Directors and Shareholders
Investors Title Company
Chapel Hill, North Carolina

We consent to the incorporation by reference in the registration statements (Nos. 333-231486, 333-109279 and 333-161209) on Forms S-8 of Investors Title Company of our reports dated March 15, 2021, with respect to the consolidated financial statements of Investors Title Company and the effectiveness of internal control over financial reporting, which reports appear in Investors Title Company’s 2020 Annual Report on Form 10-K.
Sincerely,

/S/ DIXON HUGHES GOODMAN, LLP
High Point, NC
March 15, 2021